May 8, 2024 Universal Technical Institute, Inc. Q2 FY24 Financial Supplement

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, in our subsequent Quarterly Reports on Form 10-Q and certain of our current reports on Form 8-K, as well as any amendments thereto, filed with the Securities and Exchange Commission (the “SEC”). In addition, statements that refer to projections of earnings, revenue, costs or other financial items in future periods; anticipated growth and trends in our business or key markets; cost synergies, growth opportunities and other potential financial and operating benefits; future growth and revenues; future economic conditions and performance; anticipated performance of curriculum; plans, objectives and strategies for future operations; and other characterizations of future events or circumstances, and all other statements that are not statements of historical fact are forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors, including, but not limited to, those set forth under the section entitled “Risk Factors” in our filings with the SEC. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; our failure to maintain eligibility for federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; our failure to maintain eligibility for or the ability to process federal student financial assistance; regulatory investigations of, or actions commenced against, us or other companies in our industry; changes in the state regulatory environment or budgetary constraints; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the Credit Agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. Neither we nor any other person makes any representation as to the accuracy or completeness of these forward-looking statements and, except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements, even if new information becomes available in the future. This presentation also contains estimates and other statistical data made by independent parties, and by us, relating to market size and growth and other data about our industry and our business. This data involves several assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. PAGE 2

Consolidated Q2 2024 Highlights Q2 2024 Revenue $184.2 million Net Income $7.8 million Adjusted EBITDA $22.6 million Diluted Earnings Per Share $0.14 PAGE 3 ■ Company delivered Q2 financial results ahead of expectations and revised fiscal 2024 guidance follows: ■ New Student Starts – Raised range to 25,500 - 26,500 (was 24,500 - 25,500) ■ Revenue – Raised range to $720 million - $730 million (was $710 million - $720 million) ■ Net Income – Raised range to $37 million - $41 million (was $36 million - $40 million) ■ Diluted EPS – Raised range to $0.68 - $0.73 (was $0.67 - $0.72) ■ Adjusted EBITDA – Raised range to $102 million - $104 million (was $100 million - $103 million) ■ Adjusted Free Cash Flow – No change from prior guidance ■ The Company also released initial projections for fiscal 2025, with revenue of nearly $800 million, approximately 10% growth year over year, and adjusted EBITDA margin of approximately 15%, representing at least 100 basis points of adjusted EBITDA margin expansion versus fiscal 2024 Note: See press release and investor presentation for more details on guidance, including non-GAAP reconciliations. ■ Revenue of $184.2 million representing 12.4% growth versus the prior year period, with UTI and Concorde achieving 14.7% and 8.2% growth versus the prior year period, respectively. ■ Total new student starts of 5,480 representing 18.5% growth versus the prior year period, with UTI and Concorde achieving 19.6% and 17.2% growth versus the prior year period, respectively. ■ $116.6 million of cash and $29 million of revolver capacity provides ample liquidity for any potential business needs or new opportunities that may arise

Consolidated Q2 2024 Summary Results ($ in millions) ($ in millions, except for student data) 3 Mos. 3/31/24 3 Mos. 3/31/23 YoY Change 6 Mos. 3/31/24 6 Mos. 3/31/23(2) YoY Change Revenues $184.2 $163.8 12.4% $358.9 $283.8 26.4% Operating expenses $173.0 $157.9 9.6% $333.4 $273.4 22.0% Ed Services $97.5 $86.9 12.1% $189.9 $148.3 28.0% SG&A $75.5 $70.9 6.4% $143.6 $125.1 14.8% Income from operations $11.2 $5.9 $5.3 $25.4 $10.4 $15.0 Net interest and other expense $(0.6) $(0.7) $0.1 $(1.3) $(1.0) $(0.3) Income tax expense $(2.8) $(1.8) $(1.0) $(5.9) $(3.3) $(2.6) Net income $7.8 $3.5 $4.3 $18.2 $6.1 $12.1 Adjusted EBITDA(1) $22.6 $19.2 $3.4 $47.1 $33.6 $13.5 Operating cash flow $(2.5) $(7.1) $4.6 $8.3 $(4.3) $12.6 Adjusted free cash flow(1) $(6.5) $(4.6) $(1.9) $3.7 $(2.0) $5.7 Capital expenditures $5.9 $31.9 $(26.0) $9.8 $38.6 $(28.8) PAGE 4 1. For a detailed reconciliation of Non-GAAP measures, see slides 16-21. 2. The acquisition of Concorde closed on December 1, 2022. As such, the six months ended March 31, 2023 only includes four months of Concorde activity.

Consolidated Statements of Operations Trend

($ in thousands, except EPS)

	3 Mos. 3/31/24	3 Mos. 12/31/23	12 Mos. 9/30/23[3]	3 Mos. 9/30/23	3 Mos. 6/30/23	3 Mos. 3/31/23	3 Mos. 12/31/22[3]	12 Mos. 9/30/22
Revenues	$ 184,176	$ 174,695	**$ 607,408**	$ 170,298	$ 153,286	$ 163,820	$ 120,004	**$ 418,765**
Operating expenses:								
Educational services and facilities	97,488	92,409	**329,870**	93,155	88,377	86,930	61,408	**207,233**
SG&A	75,496	68,055	**256,139**	66,804	64,246	70,941	54,148	**189,158**
Total operating expenses	172,984	160,464	**586,009**	159,959	152,623	157,871	115,556	**396,391**
Income from operations	11,192	14,231	**21,399**	10,339	663	5,949	4,448	**22,374**
Total other (expense) income, net	(638)	(682)	**(3,312)**	(1,095)	(1,236)	(706)	(275)	**(1,933)**
Income tax (expense) benefit[1]	(2,767)	(3,160)	**(5,765)**	(2,541)	64	(1,763)	(1,525)	**5,407**
Net income (loss)[1]	$ 7,787	$ 10,389	**$ 12,322**	$ 6,703	$ (509)	$ 3,480	$ 2,648	**$ 25,848**
Preferred stock dividends	—	(1,097)	**(5,069)**	(1,278)	(1,263)	(1,251)	(1,277)	**(5,159)**
Income (loss) available for distribution	$ 7,787	$ 9,292	**$ 7,253**	$ 5,425	$ (1,772)	$ 2,229	$ 1,371	**$ 20,689**
Income allocated to participating securities	$ —	$ (2,855)	**$ (2,712)**	$ (2,025)	$ —	$ (833)	$ (514)	**$ (7,847)**
Net income (loss) available to common shareholders	$ 7,787	$ 6,437	**$ 4,541**	$ 3,400	$ (1,772)	$ 1,396	$ 857	**$ 12,842**
Net income (loss) per share, diluted	$ 0.14	$ 0.17	**$ 0.13**	$ 0.10	$ (0.05)	$ 0.04	$ 0.02	**$ 0.38**
EBITDA[2]	$ 18,513	$ 21,429	**$ 47,097**	$ 16,848	$ 7,407	$ 12,821	$ 10,021	**$ 38,820**
Total Shares Outstanding (Period End)	53,801	53,732	**34,075**	34,075	34,151	34,149	33,925	**33,775**
Weighted Average Diluted Shares Outstanding	54,770	37,439	**34,479**	34,824	34,067	34,553	34,408	**33,743**

1. *Net income for the twelve months ended September 30, 2022 includes an income tax benefit from the reversal of a majority of our valuation allowance.*
2. *For a detailed reconciliation of Non-GAAP measures, see slides 16-21.*
3. *The acquisition of Concorde closed on December 1, 2022. As such, the three months ended December 31, 2022 and the twelve months ended September 30, 2023 only includes one and ten months of Concorde activity, respectively.*

PAGE 5

Consolidated Results of Operations Trend Percent of Revenue 3 Mos. 3 Mos. 12 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 12 Mos. 3/31/24 12/31/23 9/30/2023(2) 9/30/23 6/30/23 3/31/23 12/31/22(2) 9/30/22 Revenues 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Operating Expenses: Educational services and facilities 52.9% 52.9% 54.3% 54.7% 57.7% 53.1% 51.2% 49.5% SG&A 41.0% 39.0% 42.2% 39.2% 41.9% 43.3% 45.1% 45.2% Total operating expenses 93.9% 91.9% 96.5% 93.9% 99.6% 96.4% 96.3% 94.7% Income from operations 6.1% 8.1% 3.5% 6.1% 0.4% 3.6% 3.7% 5.3% Total other (expense) income, net (0.3)% (0.4)% (0.5)% (0.6)% (0.7)% (0.4)% (0.2)% (0.5)% Income tax (expense) benefit(1) (1.5)% (1.8)% (0.9)% (1.5)% —% (1.1)% (1.3)% 1.3% Net income (loss)(1) 4.2% 5.9% 2.0% 3.9% (0.3)% 2.1% 2.2% 6.1% Preferred stock dividends —% (0.6)% (0.8)% (0.8)% (0.8)% (0.8)% (1.1)% (1.2)% Income (loss) available for distribution 4.2% 5.3% 1.2% 3.2% (1.2)% 1.4% 1.1% 4.9% Income allocated to participating securities —% (1.6)% (0.4)% (1.2)% —% (0.5)% (0.4)% (1.9)% Net income (loss) available to common shareholders 4.2% 3.7% 0.7% 2.0% (1.2)% 0.9% 0.7% 3.1% EBITDA(3) 10.1% 12.3% 7.8% 9.9% 4.8% 7.8% 8.4% 9.3% PAGE 6 1. Net income for the twelve months ended September 30, 2022 includes an income tax benefit from the reversal of a majority of our valuation allowance. 2. The acquisition of Concorde closed on December 1, 2022. As such, the three months ended December 31, 2022 and the twelve months ended September 30, 2023 only includes one and ten months of Concorde activity, respectively. 3. For a detailed reconciliation of Non-GAAP measures, see slides 16-21.

Quarterly Trend – Segment Key Metrics
($ in millions, except revenue per student amounts)

	3 Mos. 3/31/24 UTI	3 Mos. 12/31/23 UTI	3 Mos. 9/30/23 UTI	3 Mos. 6/30/23 UTI	3 Mos. 3/31/23 UTI	3 Mos. 3/31/24 Concorde	3 Mos. 12/31/23 Concorde	3 Mos. 9/30/23 Concorde	3 Mos. 6/30/23 Concorde	3 Mos. 3/31/23 Concorde
New student starts	2,840	2,314	6,500	3,333	2,374	2,640	2,032	3,892	1,967	2,252
Y/Y growth/(decline)	19.6%	17.2%	9.0%	5.3%	4.4%	17.2%	533.0%	—%	—%	—%
Average undergraduate full-time active students	13,810	14,321	12,883	11,544	12,516	8,506	8,244	8,008	7,050	7,808
Average student Y/Y growth/(decline)	10.3%	6.0%	1.4%	(4.0)%	(3.0)%	8.9%	6.6%	—%	—%	—%
Revenue per student	$8,900	$8,100	$8,900	$8,700	$8,600	$7,200	$7,200	$6,900	$7,400	$7,200
Revenues	$123.3	$115.4	$115.3	$100.9	$107.6	$60.9	$59.3	$55.0	$52.4	$56.3
Y/Y growth/(decline)	14.7%	9.3%	4.2%	(0.1)%	5.4%	8.2%	311.8%	—%	—%	—%
Income from operations	$18.1	$15.1	$14.5	$5.1	$9.8	$3.2	$7.1	$3.1	$1.9	$6.2
Margin	14.7%	13.1%	12.6%	5.1%	9.1%	5.3%	12.0%	5.6%	3.6%	11.0%
Adjusted EBITDA[1]	$24.4	$21.6	$21.5	$12.6	$20.7	$5.4	$8.8	$4.0	$4.0	$8.4
Adjusted EBITDA margin	19.8%	18.7%	18.6%	12.5%	19.2%	8.9%	14.8%	7.3%	7.6%	14.9%

Note: Corporate results are not included within these metrics as they do not have any student data.

1. *For a detailed reconciliation of Non-GAAP measures, see slides 16-21. .*

PAGE 7

3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3/31/24 3/31/24 3/31/24 3/31/24 3/31/23 3/31/23 3/31/23 3/31/23 UTI Concorde Corporate Consolidated UTI Concorde Corporate Consolidated Revenues $ 123,323 $ 60,853 $ — $ 184,176 $ 107,560 $ 56,260 $ — $ 163,820 Ed Services 60,100 37,388 — 97,488 53,321 33,609 — 86,930 SG&A 45,137 20,219 10,140 75,496 44,451 16,462 10,028 70,941 Total operating expenses 105,237 57,607 10,140 172,984 97,772 50,071 10,028 157,871 Income (loss) from operations 18,086 3,246 (10,140) 11,192 9,788 6,189 (10,028) 5,949 Net income (loss) 16,616 3,320 (12,149) 7,787 8,821 6,237 (11,578) 3,480 EBITDA(1) 23,771 4,463 (9,721) 18,513 14,890 7,837 (9,906) 12,821 Adjusted EBITDA(1) 24,355 5,415 (7,163) 22,607 17,382 8,381 (6,572) 19,191 Adjusted EBITDA margin 19.8% 8.9% —% 12.3% 16.2% 14.9% —% 11.7% Segment Results of Operations: Second Quarter ($ in thousands) PAGE 8 1. For a detailed reconciliation of Non-GAAP measures, see slides 16-21.

6 Mos. 6 Mos. 6 Mos. 6 Mos. 6 Mos. 6 Mos. 6 Mos. 6 Mos. 3/31/24 3/31/24 3/31/24 3/31/24 3/31/23 3/31/23 3/31/23 3/31/23 UTI Concorde Corporate Consolidated UTI Concorde Corporate Consolidated Revenues $ 238,697 $ 120,174 $ — $ 358,871 $ 213,133 $ 70,691 $ — $ 283,824 Ed Services 117,468 72,429 — 189,897 104,198 44,140 — 148,338 SG&A 88,053 37,371 18,127 143,551 85,725 21,088 18,276 125,089 Total operating expenses 205,521 109,800 18,127 333,448 189,923 65,228 18,276 273,427 Income (loss) from operations 33,176 10,374 (18,127) 25,423 23,210 5,463 (18,276) 10,397 Net income (loss) 30,213 10,493 (22,530) 18,176 21,553 5,503 (20,928) 6,128 EBITDA(1) 44,368 12,745 (17,171) 39,942 33,275 7,568 (18,001) 22,842 Adjusted EBITDA(1) $ 45,965 $ 14,169 $ (12,998) $ 47,136 $ 37,562 $ 8,317 $ (12,249) $ 33,630 Adjusted EBITDA margin 19.3% 11.8% — % 13.1% 17.6% 11.8% — % 11.8 % Segment Results of Operations: Year-to-Date ($ in thousands) PAGE 9 1. For a detailed reconciliation of Non-GAAP measures, see slides 16-21.

Segment Expense Details: Second Quarter
($ in thousands)

	3 Mos. 03/31/2024 UTI	% of Segment Revenue	3 Mos. 03/31/2024 Concorde	% of Segment Revenue	3 Mos. 03/31/2024 Corporate	% of Consolidated Revenue	3 Mos. 03/31/2024 Consolidated	% of Consolidated Revenue
EDUCATIONAL SERVICES AND FACILITIES EXPENSES:								
Compensation and related costs	$ 31,505	25.5 %	$ 24,101	39.6 %	$ —	— %	$ **55,606**	**30.2 %**
Occupancy Costs	7,586	6.2 %	5,424	8.9 %	—	— %	**13,010**	**7.1 %**
Depreciation and amortization expense	5,585	4.5 %	754	1.2 %	—	— %	**6,339**	**3.4 %**
Supplies, maintenance and student expense	8,102	6.6 %	4,351	7.2 %	—	— %	**12,453**	**6.8 %**
Contract service expense	1,151	0.9 %	526	0.9 %	—	— %	**1,677**	**0.9 %**
Other educational services and facilities expense	6,171	5.0 %	2,232	3.7 %	—	— %	**8,403**	**4.6 %**
Total	**$ 60,100**	**48.7 %**	**$ 37,388**	**61.4 %**	**$ —**	**— %**	**$ 97,488**	**52.9 %**
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:								
Compensation and related costs	$ 22,991	18.6 %	$ 7,738	12.7 %	$ 6,962	3.8 %	$ **37,691**	**20.5 %**
Advertising and marketing costs	13,900	11.3 %	7,040	11.6 %	211	0.1 %	**21,151**	**11.5 %**
Professional and contract service expense	1,620	1.3 %	2,232	3.7 %	3,014	1.6 %	**6,866**	**3.7 %**
Other selling general and administrative expense	6,626	5.4 %	3,209	5.3 %	(47)	— %	**9,788**	**5.3 %**
Total	**$ 45,137**	**36.6 %**	**$ 20,219**	**33.2 %**	**$ 10,140**	**5.5 %**	**$ 75,496**	**41.0 %**
COMPENSATION AND RELATED COST SUMMARY:								
Salaries, employee benefit and tax expense	$ 50,760	41.2 %	$ 30,941	50.8 %	$ 3,862	2.1 %	$ **85,563**	**46.5 %**
Bonus expense	3,423	2.8 %	829	1.4 %	1,128	0.6 %	**5,380**	**2.9 %**
Stock based compensation	313	0.3 %	68	0.1 %	1,972	1.1 %	**2,353**	**1.3 %**
Total compensation and related costs:	**$ 54,496**	**44.2 %**	**$ 31,838**	**52.3 %**	**$ 6,962**	**3.8 %**	**$ 93,296**	**50.7 %**

PAGE 10

Segment Expense Details: Year-to-Date
($ in thousands)

	6 Mos. 03/31/2024 UTI	% of Segment Revenue	6 Mos. 03/31/2024 Concorde	% of Segment Revenue	6 Mos. 03/31/2024 Corporate	% of Consolidated Revenue	6 Mos. 03/31/2024 Consolidated	% of Consolidated Revenue
EDUCATIONAL SERVICES AND FACILITIES EXPENSES:								
Compensation and related costs	$ 59,148	24.8 %	$ 46,064	38.3 %	$ —	— %	$ **105,212**	**29.3 %**
Occupancy Costs	15,044	6.3 %	10,987	9.1 %	—	— %	**26,031**	**7.3 %**
Depreciation and amortization expense	10,977	4.6 %	2,012	1.7 %	—	— %	**12,989**	**3.6 %**
Supplies, maintenance and student expense	18,515	7.8 %	8,212	6.8 %	—	— %	**26,727**	**7.4 %**
Contract service expense	2,035	0.9 %	1,029	0.9 %	—	— %	**3,064**	**0.9 %**
Other educational services and facilities expense	11,749	4.9 %	4,125	3.4 %	—	— %	**15,874**	**4.4 %**
Total	**$ 117,468**	**49.2 %**	**$ 72,429**	**60.3 %**	**$ —**	**— %**	**$ 189,897**	**52.9 %**
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:								
Compensation and related costs	$ 44,681	18.7 %	$ 14,832	12.3 %	$ 12,550	3.5 %	$ **72,063**	**20.1 %**
Advertising and marketing costs	27,253	11.4 %	13,132	10.9 %	211	0.1 %	**40,596**	**11.3 %**
Professional and contract service expense	3,323	1.4 %	3,599	3.0 %	5,521	1.5 %	**12,443**	**3.5 %**
Other selling general and administrative expense	12,796	5.4 %	5,808	4.8 %	(155)	— %	**18,449**	**5.1 %**
Total	**$ 88,053**	**36.9 %**	**$ 37,371**	**31.1 %**	**$ 18,127**	**5.1 %**	**$ 143,551**	**40.0 %**
COMPENSATION AND RELATED COST SUMMARY:								
Salaries, employee benefit and tax expense	$ 96,129	40.3 %	$ 59,133	49.2 %	$ 7,425	2.1 %	$ **162,687**	**45.3 %**
Bonus expense	6,917	2.9 %	1,686	1.4 %	2,150	0.6 %	**10,753**	**3.0 %**
Stock based compensation	783	0.3 %	77	0.1 %	2,975	0.8 %	**3,835**	**1.1 %**
Total compensation and related costs:	**$ 103,829**	**43.5 %**	**$ 60,896**	**50.7 %**	**$ 12,550**	**3.5 %**	**$ 177,275**	**49.4 %**

PAGE 11

New Student Starts Details 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3/31/24 12/31/23 9/30/23 6/30/23 3/31/23 12/31/22 Total Segment Total New Student Starts 5,480 4,346 10,392 5,300 4,626 2,295 Y/Y growth/(decline)(1) 18.5% —% —% —% —% —% UTI Segment Total New Student Starts 2,840 2,314 6,500 3,333 2,374 1,974 Y/Y growth/(decline) 19.6% 17.2% 9.0% 5.3% 4.4% 0.1% High School New Student Starts 631 640 4,044 1,195 539 560 Y/Y growth/(decline) 17.1% 14.3% 6.8% 15.8% 0.2% 15.9% Adult New Student Starts 1,579 1,154 1,919 1,613 1,320 1,013 Y/Y growth/(decline) 19.6% 13.9% 11.0% (2.9)% 3.7% 0.2% Military New Student Starts 630 520 537 525 515 401 Y/Y growth/(decline) 22.3% 29.7% 19.3% 11.0% 11.0% (16.1)% Concorde Segment Total New Student Starts 2,640 2,032 3,892 1,967 2,252 321 Y/Y growth/(decline)(1) 17.2% —% —% —% —% —% Core New Student Starts 1,556 1,375 1,986 1,325 1,384 321 Y/Y growth/(decline)(1) 12.4% —% —% —% —% —% Clinical New Student Starts 1,084 657 1,906 642 868 — Y/Y growth/(decline)(1) 24.9% —% —% —% —% —% PAGE 12 1. The acquisition of Concorde closed on December 1, 2022. Therefore, there is no year-over-year comparability for the Total segment and Concorde segment during the earlier periods.

Consolidated Balance Sheet and Cash Flow Summary ($ in thousands) At: 03/31/24 9/30/23 Cash & cash equivalents $ 116,099 $ 151,547 Total current assets 170,234 204,985 PP&E (net) 263,538 266,346 Right-of-use assets for operating leases 169,626 176,657 Total assets 702,088 740,685 Operating lease liability – current 22,841 22,481 Long term debt, current portion 2,600 2,517 Total current liabilities 166,442 184,700 Operating lease liability – LT 158,448 165,026 Long-term debt 139,317 159,600 Total liabilities 469,475 514,718 Stockholders’ equity 232,613 225,967 Total liabilities & equity $ 702,088 $ 740,685 6 Mos. 3/31/24 6 Mos. 3/31/23(1) Net cash provided by (used in) operating activities $ 8,345 $ (4,315) Purchase of property and equipment, excluding new campus purchase (9,759) (12,485) Cash paid for acquisition, net of cash acquired(1) — (16,973) Proceeds from held-to-maturity securities — 29,000 Purchase of Orlando, Florida campus buildings and associated land — (26,156) Net cash used in investing activities (9,759) (26,614) Proceeds from revolving credit facility 20,000 90,000 Payments on revolving credit facility (39,000) — Preferred share repurchase (11,503) — Payments on term loans and finance leases (1,246) (715) Net cash (used in) provided by financing activities (34,965) 85,525 Change in cash and restricted cash (36,379) 54,596 Ending balance of cash and restricted cash $ 120,545 $ 124,592 PAGE 13 1. The acquisition of Concorde closed on December 1, 2022. As such, the six months ended March 31, 2023 only includes four months of Concorde activity.

Earnings Per Share Trend and Guidance

($ in thousands, except EPS)

	Guidance Fiscal 2024 Midpoint	Actual 3 Mos. 3/31/24	Actual 3 Mos. 12/31/23	Actual 12 Mos. 9/30/23[1]	Actual 3 Mos. 9/30/23	Actual 3 Mos. 6/30/23	Actual 3 Mos. 3/31/23	Actual 3 Mos. 12/31/22[1]
Net Income (loss)	~$37,000-41,000	$ 7,787	$ 10,389	$ 12,322	$ 6,702	$ (509)	$ 3,480	$ 2,648
Less: Preferred stock dividend declared	(1,097)	—	(1,097)	(5,069)	(1,278)	(1,263)	(1,251)	(1,277)
Net income (loss) available for distribution	~$38,000	7,787	9,292	7,253	5,424	(1,772)	2,229	1,371
Income allocated to participating securities	(2,855)	—	(2,855)	(2,712)	(2,025)	—	(833)	(514)
Net income (loss) available to common shareholders	~$35,000	$ 7,787	$ 6,437	$ 4,541	$ 3,399	$ (1,772)	$ 1,396	$ 857
Weighted average basic shares outstanding	~49,000	53,757	36,434	33,985	34,070	34,067	33,999	33,805
Basic income (loss) per common share	~$0.68-0.73	$ 0.14	$ 0.18	$ 0.13	$ 0.10	$ (0.05)	$ 0.04	$ 0.03
Weighted average basic shares outstanding	~49,000	53,757	36,434	33,985	34,070	34,067	33,999	33,805
Dilutive effect related to employee stock plans	~1000	1,013	1,005	494	754	—	554	603
Weighted average diluted shares outstanding	~50,000	54,770	37,439	34,479	34,824	34,067	34,553	34,408
Diluted income (loss) per common share	~$0.68-0.73	$ 0.14	$ 0.17	$ 0.13	$ 0.10	$ (0.05)	$ 0.04	$ 0.02

Note: With the December 18, 2023 conversion of all remaining Series A preferred shares into common shares, the two-class EPS calculation method the Company has employed previously will no longer be applicable. While it was used for Q1 FY2024 and will remain in place for year-to-date calculations to account for the Preferred shares before conversion, the remaining quarters in FY24 and beyond will employ the more traditional basic and diluted EPS methodology.

1. *The acquisition of Concorde closed on December 1, 2022. As such, the three months ended December 31, 2022 and the twelve months ended September 30, 2023 only includes one and ten months of Concorde activity, respectively.*

PAGE 14

Leverage as of 3/31/2024 Current Loan Balances $141.8M LTM EBITDA $77.8 Cash & Cash Equivalents $116.1 Gross Leverage Ratio 1.82x Net Leverage Ratio 0.33x Debt Term Loan: Avondale Campus (Fifth Third Bank) Original Note Amount $31.2M Inception Date 5/12/2021 Rate* Fixed/Float Maturity 7 years Current Note Balance $28.8M Term Loan: Lisle Campus (Valley National Bank) Original Note Amount $38.0M Inception Date 4/14/2022 Rate** Fixed/Float Maturity 7 years Current Note Balance $37.3M Revolver (Fifth Third Bank) Total Capacity $100.0M Inception Date 11/21/2022 Rate*** Float Maturity 3 years Current Loan Balance $71.0M 9/30/2024 proforma leverage calculation is based upon midpoint of the adjusted EBITDA guidance range and projected year-end cash balance, both of which will depend on actual company performance. Note: FY24 proforma cash and debt balances assume partial revolver paydown, though actual use of revolver will continue to be evaluated throughout the year. Any reduction to the outstanding revolver balance would benefit gross leverage but have no impact on net leverage. Leverage Ratios PAGE 15 *Avondale rate is 50% fixed at 3.50% + 50% Floating @ SOFR plus 2% Margin **Lisle rate is 50% fixed at 4.69% + 50% Floating @ SOFR plus 2% Margin ***Revolver rate is floating at SOFR plus 2.10%-2.15% Margin and Spread. See our Quarterly Reports on Form 10-Q for more details Proforma Leverage 9/30/2024 Projected Note Balances ~120.6M LTM EBITDA - FY23 Guidance midpoint ~$102.0M Cash & Cash Equivalents (projected) ~$150.0M Gross Leverage Ratio ~1.20x Net Leverage Ratio -0.30x

Use of Non-GAAP Financial Information PAGE 16 In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations. The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations. Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include: • Acquisition-related costs: We have excluded costs associated with both potential and announced acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. • Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non- GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance. • One-time costs associated with new campus openings: During fiscal 2022, we opened new campus locations in Austin, Texas and Miramar, Florida. We continued to incur one-time costs during fiscal 2023 for the campus opening as we completed the build-out of the remaining programs in the new facilities. We disclose any campus adjustments as direct costs (net of any corporate allocations). Outfitting a new campus requires significant facility improvements and modifications, and the purchase of technical equipment and training aids necessary for teaching our programs, the combination of which requires a significant investment by the Company which would not be considered part of normal recurring operations. • Restructuring charges: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT Houston campus, acquired in November 2021, will begin operating under the UTI brand and implement a phased teach-out agreement starting in May 2024. Both facilities will remain in use post-consolidation. • Costs related to the purchase of our campuses: We lease the majority of our campus locations. Over the past three years due to shifts within the real estate environment, we have been presented with the opportunity to purchase three of our campus locations. These purchases are significant capital expenditures and not considered part of normal recurring operations. To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is included in the following slides and investors are encouraged to review the reconciliations. Information reconciling forward-looking adjusted EBITDA and adjusted free cash flow to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of forward-looking adjusted EBITDA or adjusted free cash flow to the most directly comparable GAAP financial measure because certain items required for such reconciliation are uncertain, outside of the company’s control and/or cannot be reasonably predicted, including but not limited to the provision for (benefit from) income taxes. Preparation of such reconciliation would require a forward-looking statement of income and statement of cash flows prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort.

Consolidated Adjusted EBITDA Reconciliation Trend

($ in thousands)

QUARTER-TO-DATE	3 Mos. 3/31/24	3 Mos. 12/31/23	12 Mos. 9/30/23[9]	3 Mos. 9/30/23	3 Mos. 6/30/23	3 Mos. 3/31/23	3 Mos. 12/31/22[9]	12 Mos. 9/30/22
Net income (loss), as reported[1]	$ 7,787	$ 10,389	$ 12,322	$ 6,703	$ (509)	$ 3,480	$ 2,648	$ 25,848
Interest expense (income), net	757	896	3,795	1,038	1,325	832	600	1,495
Income tax expense (benefit)	2,767	3,160	5,765	2,541	(64)	1,763	1,525	(5,407)
Depreciation and amortization	7,202	6,984	25,215	6,566	6,655	6,746	5,248	16,884
EBITDA	$ 18,513	$ 21,429	$ 47,097	$ 16,848	$ 7,407	$ 12,821	$ 10,021	$ 38,820
Stock-based compensation expense[2]	2,353	1,482	3,848	33	533	2,113	1,169	4,337
Acquisition-related costs[3]	—	—	2,374	56	221	1,322	775	4,239
Integration-related costs for completed acquisitions[4]	1,696	1,574	8,585	2,200	2,950	1,951	1,484	1,691
One-time costs associated with new campus openings[5]	—	—	2,341	32	335	984	990	9,177
Restructuring costs[6]	45	43	—	—	—	—	—	—
Intangible asset impairment[7]	—	—	—	—	—	—	—	2,000
Facility lease accounting adjustments[8]	—	—	—	—	—	—	—	(64)
Adjusted EBITDA, non-GAAP	$ 22,607	$ 24,528	$ 64,245	$ 19,169	$ 11,446	$ 19,191	$ 14,439	$ 60,200

1. *Net income for the twelve months ended September 30, 2022 includes an income tax benefit from the reversal of a majority of our valuation allowance.*
2. *Starting in fiscal 2023, stock-based compensation expense is included in Adjusted EBITDA. All prior periods have been restated for comparability.*
3. *Costs related to both announced and potential acquisition targets.*
4. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration-related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*
5. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses.*
6. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*
7. *During the fourth quarter of 2022, we completed a branding study and determined that the carrying value of the MIAT trademarks and trade name exceeded its fair value and recorded an intangible asset impairment charge of $2.0 million during the year ended September 30, 2022.*
8. *Lease accounting adjustments from our campus optimization efforts. These are primarily non-cash except for a lease termination payment related to our Orlando campus.*
9. *The acquisition of Concorde closed on December 1, 2022. As such, the three months ended December 31, 2022 and the twelve months ended September 30, 2023 only includes one and ten months of Concorde activity, respectively.*

PAGE 17

Consolidated Adjusted EBITDA Reconciliation Trend

($ in thousands)

YEAR-TO-DATE	6 Mos. 3/31/24	3 Mos. 12/31/23	12 Mos. 9/30/23[9]	9 Mos. 6/30/23[9]	6 Mos. 3/31/23[9]	3 Mos. 12/31/22[9]	12 Mos. 9/30/22
Net income, as reported[1]	$ 18,176	$ 10,389	$ 12,322	$ 5,619	$ 6,128	$ 2,648	$ 25,848
Interest expense (income), net	1,653	896	3,795	2,757	1,432	600	1,495
Income tax expense (benefit)	5,927	3,160	5,765	3,224	3,288	1,525	(5,407)
Depreciation and amortization	14,186	6,984	25,215	18,649	11,994	5,248	16,883
EBITDA	$ 39,942	$ 21,429	$ 47,097	$ 30,249	$ 22,842	$ 10,021	$ 38,820
Stock-based compensation expense[2]	3,835	1,482	3,848	3,815	3,282	1,169	4,337
Acquisition-related costs[3]	—	—	2,374	2,318	2,097	775	4,239
Integration-related costs for completed acquisitions[4]	3,271	1,574	8,585	6,385	3,435	1,484	1,691
One-time costs associated with new campus openings[5]	—	—	2,341	2,309	1,974	990	9,177
Restructuring costs[6]	88	43	—	—	—	—	—
Intangible asset impairment[7]	—	—	—	—	—	—	2,000
Facility lease accounting adjustments[8]	—	—	—	—	—	—	(64)
Adjusted EBITDA, non-GAAP	$ 47,136	$ 24,528	$ 64,245	$ 45,076	$ 33,630	$ 14,439	$ 60,200

1. *Net income for the twelve months ended September 30, 2022 includes an income tax benefit from the reversal of a majority of our valuation allowance.*
2. *Starting in fiscal 2023, stock-based compensation expense is included in Adjusted EBITDA. All prior periods have been restated for comparability.*
3. *Costs related to both announced and potential acquisition targets.*
4. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration-related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*
5. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses..*
6. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*
7. *During the fourth quarter of 2022, we completed a branding study and determined that the carrying value of the MIAT trademarks and trade name exceeded its fair value and recorded an intangible asset impairment charge of $2.0 million during the year ended September 30, 2022.*
8. *Lease accounting adjustments from our campus optimization efforts. These are primarily non-cash except for a lease termination payment related to our Orlando campus.*
9. *The acquisition of Concorde closed on December 1, 2022 impacting comparability for the remaining periods within fiscal 2023.*

PAGE 18

Adjusted EBITDA Reconciliation By Segment

($ in thousands)

QUARTER-TO-DATE	3 Mos. 3/31/24 UTI	3 Mos. 3/31/24 Concorde	3 Mos. 3/31/24 Corporate	3 Mos. 3/31/23 UTI	3 Mos. 3/31/23 Concorde	3 Mos. 3/31/23 Corporate
Net income (loss), as reported	$ 16,616	$ 3,320	$ (12,149)	$ 8,821	$ 6,237	$ (11,578)
Interest expense (income), net	1,471	(74)	(640)	975	(49)	(94)
Income tax expense (benefit)	—	—	2,767	—	—	1,763
Depreciation and amortization	5,684	1,217	301	5,094	1,649	3
EBITDA	$ 23,771	$ 4,463	$ (9,721)	$ 14,890	$ 7,837	$ (9,906)
Stock-based compensation expense[1]	313	68	1,972	644	—	1,469
Acquisition-related costs[2]	—	—	—	—	—	1,322
Integration-related costs for completed acquisitions[3]	226	884	586	864	544	543
One-time costs associated with new campus openings[4]	—	—	—	984	—	—
Restructuring costs[5]	45	—	—	—	—	—
Adjusted EBITDA, non-GAAP	$ 24,355	$ 5,415	$ (7,163)	$ 17,382	$ 8,381	$ (6,572)

1. *Starting in FY2023, stock-based compensation expense is included in Adjusted EBITDA. All prior periods have been restated for comparability.*
2. *Costs related to both announced and potential acquisition targets*
3. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration-related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*
4. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses..*
5. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*

PAGE 19

Adjusted EBITDA Reconciliation By Segment
($ in thousands)

YEAR-TO-DATE	6 Mos. 3/31/24 UTI	6 Mos. 3/31/24 Concorde	6 Mos. 3/31/24 Corporate	6 Mos. 3/31/23 UTI	6 Mos. 3/31/23[1] Concorde	6 Mos. 3/31/23 Corporate
Net income (loss), as reported	$ 30,213	$ 10,493	$ (22,530)	$ 21,553	$ 5,503	$ (20,928)
Interest expense (income), net	2,977	(119)	(1,205)	1,853	(41)	(380)
Income tax expense (benefit)	—	—	5,927	—	—	3,288
Depreciation and amortization	11,178	2,371	637	9,869	2,106	19
EBITDA	$ 44,368	$ 12,745	$ (17,171)	$ 33,275	$ 7,568	$ (18,001)
Stock-based compensation expense[2]	783	77	2,975	896	—	2,386
Acquisition-related costs[3]	—	—	—	—	—	2,097
Integration-related costs for completed acquisitions[4]	726	1,347	1,198	1,417	749	1,269
One-time costs associated with new campus openings[5]	—	—	—	1,974	—	—
Restructuring costs[6]	88	—	—	—	—	—
Adjusted EBITDA, non-GAAP	$ 45,965	$ 14,169	$ (12,998)	$ 37,562	$ 8,317	$ (12,249)

1. *The acquisition of Concorde closed on December 1, 2022. As such, the six months ended March 31, 2023 only includes four months of Concorde activity.*
2. *Starting in FY2023, stock-based compensation expense is included in Adjusted EBITDA. All prior periods have been restated for comparability.*
3. *Costs related to both announced and potential acquisition targets*
4. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration-related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*
5. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses..*
6. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*

PAGE 20

Consolidated Adjusted Free Cash Flow
($ in thousands)

	6 Mos. 3/31/24[4]	6 Mos. 3/31/23[5]
Cash flow provided by operating activities, as reported	$8,345	$(4,315)
Purchase of property and equipment	(9,759)	(38,641)
Free cash flow, non-GAAP	(1,414)	(42,956)
Adjustments:		
Cash outflow to purchase the Orlando, Florida campus	—	26,156
Cash outflow for acquisition-related costs[1]	—	1,367
Cash outflow for integration-related costs for completed acquisitions[2]	2,622	3,176
Cash outflow for integration-related property and equipment[2]	2,331	2,990
Cash outflow for one-time costs associated with new campus openings[3]	—	1,974
Cash outflow for property and equipment associated with new campus openings[3]	—	5,281
Cash outflow for restructuring costs and property and equipment[4]	164	—
Adjusted free cash flow, non-GAAP	**$3,703**	**$(2,012)**

1. *Costs related to both announced and potential acquisition targets.*
2. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Cash outflow for integration-related costs for completed acquisition" and "Cash outflow for integration-related property and equipment." In prior quarters, these costs were presented in a line labeled "Cash outflow for start-up costs for new campuses and program expansion" and "Cash outflow for property and equipment for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*
3. *The Austin, TX and Miramar, FL campuses opened during FY2022 The adjustment reflects one-time opening costs incurred for both campuses .*
4. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*
5. *The acquisition of Concorde closed on December 1, 2022. As such, the six months ended March 31, 2023 only includes four months of Concorde activity.*

PAGE 21